UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 22, 2020
JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-49728		87-0617894
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

27-01 Queens Plaza North	Long Island City	New York	11101
(Address of principal executive offices)			(Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	JBLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On April 23, 2020, JetBlue Airways Corporation (“JetBlue”) entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the United States Department of the Treasury (“Treasury”) governing its participation in the federal Payroll Support Program for passenger air carriers (the “Payroll Support Program”) under the United States Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).
Payroll Support Program Grants
Pursuant to the Payroll Support Program, on April 23, 2020, Treasury provided to JetBlue a payment of $935.8 million (the “Payroll Support Payment”) under the PSP Agreement. The Payroll Support Payment includes a grant of $685.1 million and a loan of $250.7 million, evidenced by a promissory note issued by JetBlue to Treasury (the “Promissory Note”), as described below under “Promissory Note.”
Under the PSP Agreement, JetBlue is required to comply with the relevant provisions of the CARES Act, including the following: the requirement to use the Payroll Support Payment exclusively for the continuation of payment of employee wages, salaries and benefits; the requirement against involuntary furloughs and reductions in employee pay rates and benefits through September 30, 2020; the requirement that certain levels of commercial air service be maintained until March 1, 2022; the prohibitions on the repurchase of JetBlue’s common stock, $0.01 par value per share (the “common stock”), and the payment of common stock dividends through September 30, 2021; and restrictions on the payment of certain executive compensation until March 24, 2022. The PSP Agreement also imposes certain reporting and recordkeeping requirements on JetBlue. If JetBlue does not comply with the PSP Agreement, Treasury may withhold any additional Payroll Support Payment amounts, require JetBlue to repay all or a portion of the Payroll Support Payment with interest, terminate the PSP Agreement or exercise other appropriate remedies in its discretion.
Warrant Agreement and Warrants
In consideration for the Payroll Support Payment, on April 23, 2020, JetBlue issued to Treasury warrants to purchase 2,639,226 shares of common stock at an exercise price of $9.50 per share (the “Warrants”), pursuant to a warrant agreement, dated April 23, 2020, with Treasury (the “Warrant Agreement”). The Warrants will expire five years after issuance, and will be exercisable either through net cash settlement or net share settlement, at JetBlue’s option, in whole or in part at any time. The Warrants include customary anti-dilution provisions.
The Warrants do not have any voting rights, and Treasury has agreed not to vote any shares issued to Treasury upon exercise of the Warrant (the “Underlying Common Stock”). The Warrants are freely transferrable by Treasury, subject to applicable law. JetBlue is required to register the Warrants and the Underlying Common Stock with the United States Securities and Exchange Commission (the “SEC”) on a “shelf” registration statement. The holder of the Warrant has customary “piggyback” and demand registration rights with respect to the Warrants and the Underlying Common Stock. The issuance of the Warrants were made, and any issuance of the Underlying Common Stock is expected to be made, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.
Promissory Note
In addition, in consideration for the Payroll Support Payment, on April 23, 2020, JetBlue issued to Treasury a Promissory Note in a principal amount of $250.7 million, which will mature 10 years after issuance. The principal amount is payable in a lump sum at maturity and is prepayable at any time at par. The Promissory Note bears interest on the principal amount outstanding from time to time at an annual rate of 1.00% until April 23, 2025, and the Applicable SOFR Rate (as defined in the Promissory Note) plus 2.00% thereafter until April 23, 2030. Interest is payable in arrears on the last business day of March and September of each year, beginning on September 30, 2020. Any JetBlue subsidiary that guarantees certain other material unsecured indebtedness of JetBlue or its subsidiaries must guarantee JetBlue’s obligations under the Promissory Note.

The Promissory Note contains events of default customary for corporate financings, as well as a cross-default to other indebtedness of JetBlue or any guarantor of the Promissory Note with a principal amount of at least $40 million, where such default results in the holders of such other indebtedness causing such indebtedness to become due prior to its respective scheduled maturity date. Upon the occurrence of an event of default under the Promissory Note, the outstanding obligations under the Promissory Note may be accelerated and become due and payable immediately. In event of a change of control as defined in the Promissory Note, JetBlue must repay the aggregate principal amount outstanding under the Promissory Note and any accrued interest or other amounts owing under the Promissory Note within 30 days.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described under Item 1.01 above regarding the Promissory Note is incorporated herein by reference.

Drawdown under Revolving Facility

As previously reported, JetBlue is party to the Amended and Restated Credit and Guaranty Agreement, dated April 6, 2017, among JetBlue, as borrower, JetBlue subsidiaries party thereto from time to time, as guarantors, the lenders party thereto from time to time, and Citibank, N.A., as administrative agent, as amended by the first amendment thereto, dated August 1, 2019 (the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility with total aggregate revolving credit commitments of $550 million (the “Revolving Facility”). On April 22, 2020, JetBlue borrowed $550 million under the Revolving Facility. Following JetBlue’s April 22, 2020 borrowing, JetBlue has no additional borrowing capacity available under the Revolving Facility.

For more information on the Credit Agreement, please see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” in JetBlue’s annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, which is also incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date:	April 24, 2020	By:	/s/ Alexander Chatkewitz
Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)